UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 21, 2005 (November 15, 2005)

Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices)

(913) 621-9500

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2005, EPIQ Systems, Inc. (“EPIQ”), acting through a wholly-owned subsidiary, acquired all the issued and outstanding shares of capital stock of nMatrix, Inc., a Delaware corporation (“nMatrix U.S.”), and nMatrix Australia Pty. Ltd., an Australian company (“nMatrix Australia,” and together with nMatrix U.S., “nMatrix”), for approximately $100 million cash and 1,228,501 shares of common stock of EPIQ, valued in the transaction at approximately $25 million ($20.35 per share).  nMatrix is a leading provider of case management and document management products and services for electronic discovery and litigation support with projected operating revenue for its fiscal year ending December 31, 2005 of approximately $20 million.  EPIQ will operate nMatrix as a wholly-owned subsidiary from its current locations in New York, London, and Melbourne, Australia.  EPIQ funded the cash portion of the acquisition primarily with borrowings under its amended and restated credit facility described below.  In conjunction with the nMatrix acquisition and the financing thereof, EPIQ entered into a number of agreements, including the following material definitive agreements:

Stock Purchase Agreement.  EPIQ effected the purchase of nMatrix through a Stock Purchase Agreement dated as of November 15, 2005 (the “Purchase Agreement”), between EPIQ Acquisition, Inc. and Ajuta International Pty. Ltd., as trustee of Hypatia Trust (“Seller”), whereby Seller, as sole shareholder of nMatrix U.S. and nMatrix Australia, sold and EPIQ Acquisition purchased all the issued and outstanding shares of nMatrix U.S. and nMatrix Australia (the “nMatrix Shares”).  The Purchase Agreement includes representations and warranties by Seller and nMatrix and indemnification provisions.

Registration Rights Agreement.  Pursuant to the Purchase Agreement, EPIQ entered into a Registration Rights Agreement dated November 15, 2005, between Seller and EPIQ (the “Registration Rights Agreement”).  The Registration Rights Agreement provides that, subject to receipt of necessary information from Seller, EPIQ will prepare and file with the SEC, as soon as practicable after March 1, 2006, but not later than April 15, 2006, a registration statement to enable the reoffer and resale by Seller of the shares of EPIQ common stock transferred in connection with the acquisition on a delayed or continuous basis under Rule 415 of the Securities Act, and use its best efforts to cause the registration statement to become effective as soon as reasonably practicable after the filing of the registration statement.  EPIQ is required to keep the registration statement effective during the registration period, which ends not later than November 15, 2007.  If EPIQ files a future shelf registration statement in conjunction with an offering of EPIQ common stock, the Registration Rights Agreement also includes the right of Seller to register its EPIQ shares under that shelf registration statement.

The Registration Rights Agreement includes a limited price protection provision, which provides that if Seller sells any EPIQ shares pursuant to the registration statement at a per share price (before commissions and other transaction expenses, the “Sale Price”) lower than $20.35, then EPIQ will pay Seller an amount in cash equal to the number of EPIQ shares sold by Seller multiplied by the difference between the $20.35 minus the Sale Price.  The limited price protection provisions terminates permanently, and will no longer be effective, as of the close of business on the date that is after any 15 trading days on which Seller may lawfully sell shares under the registration statement and the last sale price for EPIQ’s common stock on the Nasdaq National Market, or any other national securities exchange or automated quotation system on which EPIQ common stock is then traded, has been equal to or greater than $20.35.

Credit Agreement.  EPIQ funded a portion of the nMatrix purchase price with a credit facility arranged by KeyBank, N.A., under the Amended and Restated Credit and Security Agreement dated November 15, 2005.  The credit facility consists of a $100 million revolving credit facility, none of which was outstanding immediately prior to the nMatrix acquisition, and a $25 million term loan, of which approximately $17 million was outstanding immediately prior to the nMatrix acquisition.

At the closing of the nMatrix acquisition, EPIQ borrowed approximately $93 million under the amended revolving loan and $25 million of the term loan (which includes the amount previously outstanding under the term loan).  This amended credit facility is secured by liens on substantially all of EPIQ’s real and personal property and contains financial covenants related to EBITDA (earnings before interest, provision for income taxes, depreciation and amortization), total debt, senior debt, fixed charges and working capital.

Item 2.01.  Acquisition or Disposition of Assets

As discussed under Item 1.01, on November 15, 2005, EPIQ acquired all the issued and outstanding shares of capital stock of nMatrix for approximately $100 million cash and 1,228,501 shares of common stock of EPIQ, valued in the transaction at approximately $25 million ($20.35 per share).

Pursuant to the Purchase Agreement, Seller deposited 245,700 shares of EPIQ common stock, representing 20% of the share consideration received by Seller in the acquisition transaction, with Wells Fargo Bank, N. A., as escrow agent under an 18 month escrow agreement.    Except under certain situations provided therein, the Purchase Agreement provides that representations and warranties made therein survive for a period of 18 months following the closing.  The aggregate amount required to be paid by Seller resulting from any breach of any representation or warranty given or made by Seller or nMatrix in the Purchase Agreement will not exceed the value of the shares held by the Escrow Agent under the Escrow Agreement, and Seller is not required to indemnify EPIQ for any losses resulting from any breach of any representation or warranty given or made by Seller or nMatrix in the Purchase Agreement that exceed the value of the escrowed EPIQ shares.

Also pursuant to the Purchase Agreement, Seller deposited $4 million of the cash portion of the acquisition price with KeyBank, N.A., as escrow agent under a separate cash escrow agreement to secure nMatrix’s collection of certain designated accounts receivables.  As the receivables are collected by nMatrix, a portion of the escrow funds will be released by KeyBank to Seller.  If the designated receivables are not collected, amounts in the escrow account will be distributed to EPIQ.

In conjunction with the nMatrix acquisition, John Lord, formerly the chairman of nMatrix, Inc., entered into a three-year employment agreement with nMatrix Ltd., a wholly-owned subsidiary headquartered in London, to act as Managing Director.  The employment agreement is extendable upon mutual agreement between Mr. Lord and nMatrix Ltd, and includes customary provisions regarding base compensation, severance benefits upon certain terminations of employment, confidentiality and intellectual property provisions, and non-competition and non-solicitation provisions.  Separately, as an inducement to EPIQ to enter into the Purchase Agreement, Mr. Lord executed a separate confidentiality, intellectual property and non-compete agreement with EPIQ.  Pursuant to this confidentiality agreement, Mr. Lord agrees that for the five years following the consummation of the acquisition, Mr. Lord will not, anywhere in the U.S., the United Kingdom or Australia, directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, be employed in an executive, managerial or administrative capacity by, or in any manner engage in any business competing with the businesses of nMatrix, as such businesses currently exist or are in the process of development.  Nothing in the confidentiality agreement prohibits Mr. Lord from being a passive owner of not more than 4.9% of the outstanding stock of any class of a corporation that is publicly traded, so long as Mr. Lord has no active participation in the business of such corporation.  The agreement also contains customary provisions relating to non-solicitation of employees of EPIQ or nMatrix, confidentiality provisions, and agreements relating to ownership of intellectual work product developed by Mr. Lord while an employee of EPIQ or nMatrix.

In conjunction with the closing of the acquisition, nMatrix entered into employment agreements with certain other key employees of nMatrix, with customary provisions regarding base compensation, severance benefits upon certain terminations of employment, confidentiality and intellectual property provisions, and non-competition and non-solicitation provisions.

Item 3.02 Unregistered Sales of Equity Securities.

In conjunction with the nMatrix acquisition, EPIQ issued 1,228,501 new shares of EPIQ common stock to Seller as part of the $125 million aggregate consideration paid in for nMatrix, which shares were valued at $20.35 for purposes of the acquisition transaction

EPIQ offered and sold the 1,228,501 shares of its common stock to Seller without registration under the Securities Act in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act.

Item 9.01  Financial Statements and Exhibits.

(a) and (b)              Financial Statements and Pro Forma Financial Statements.

The financial statements required by Items 9.01(a) and (b) of Form 8-K will be filed by EPIQ on or before January 30, 2006.

(d)           Exhibits.

The following exhibits are filed with this report:

10.1         Stock Purchase Agreement between EPIQ Systems Acquisition, Inc. and Ajuta International Pty. Ltd., as trustee of Hypatia Trust, dated as of November 15, 2005.

10.2         Registration Rights Agreeemnt between EPIQ Systems, Inc. and Ajuta International Pty. Ltd., as trustee of Hypatia Trust, dated as of November 15, 2005.

10.3         Amended and Restated Credit and Security Agreement dated November 15, 2005, among EPIQ Systems, Inc., the Lenders named therein, and KeyBank, National Association, as Lead Arranger, Sole Book Runner, and Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: November 21, 2005

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director